7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE: (720) 981-1185 FAX: (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchanges

NEWS

Vista Gold Corp. Announces Closing of Private Placement Financing

Denver, Colorado, October 22, 2010 - Vista Gold Corp. (TSX & NYSE Amex Equities:  VGZ) (“Vista” or the “Corporation”) announces that it has closed its previously announced private placement of special warrants (“Special Warrants”).  The Corporation issued an aggregate of 14,666,739 Special Warrants, for gross proceeds of U.S.$33,733,500.  The proceeds from the financing have been placed into an escrow account with a Canadian financial institution and upon receipt of Shareholders’ Approval (as defined below), the proceeds will be released to the Corporation and used for the following purposes: (i) to repurchase the U.S.$23 million principal amount of outstanding 10% senior secured convertible notes due March 4, 2011, (ii) the advancement of the Mt. Todd project, and (iii) for general corporate purposes.

The Special Warrants will automatically be exercised, for no additional consideration, for one common share of the Corporation (a “Common Share”) and one common share purchase warrant (a “Warrant”) upon receipt of Vista’s shareholders’ approval of the private placement (the “Shareholders’ Approval”). Each Warrant will be exercisable over a five-year period from the closing of the private placement, to purchase one Common Share (a “Warrant Share”) at a purchase price of U.S.$3.50 during the first year, U.S.$4.00 during the second year, U.S.$4.50 during the third year and U.S.$5.00 thereafter until the expiry of the Warrant. If the closing price of the Common Shares on the NYSE Amex Equities Stock Exchange is at least 35% above the current Exercise Price of the Warrants for a period of 15 consecutive trading days, then the Corporation will have the option to request that the Warrants be exercised. If the Warrants are not exercised within 25 business days following this request, they will be cancelled.  The Corporation anticipates requesting the Shareholders’ Approval at a Special Shareholders’ Meeting to be held prior to the end of this year.

In addition, Vista issued a total of 652,175 Special Warrants and 652,175 compensation warrants (each compensation warrant being exercisable for two years from the closing of the private placement, to acquire one Common Share at a price of U.S.$2.30) to the agents and finders that provided services in connection with the financing.

The above-described securities have not been registered under the U.S. Securities Act of 1933, as amended, (the “U.S. Securities Act”) or any state securities laws of any state of the United States, and may not be offered or sold in the United States or to, or for the account or benefit of, a U.S. person (as defined in Regulation S under the U.S. Securities Act) or a person in the United States absent registration under the U.S. Securities Act or an applicable exemption from such registration requirements and in accordance with all applicable state securities laws of any state of the United States.  This press release shall not constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of the above described securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

NOT FOR DISSEMINATION IN THE UNITED STATES OR
FOR DISTRIBUTION TO UNITED STATES NEWS WIRE SERVICES

About Vista Gold Corp.

Vista is focused on the development of the Concordia gold project in Baja California Sur, Mexico, and the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, the Yellow Pine gold project in Idaho, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as Vista’s plans to conduct the private placement offering as described in this press release; Vista’s future business strategy, competitive strengths, goals, operations, plans, and potential project development; and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “intends”, “plans”, “anticipates”, “will”, and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty concerning Vista’s ability to raise capital on favorable terms or at all; uncertainty concerning Vista’s ability to obtain shareholder approval for the private placement offering; risks associated with financings; risks relating to fluctuations in the price of gold; risks related to repayment of debt; risks related to increased leverage; risks of shortages of equipment or supplies; risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; the inherently hazardous nature of mining-related activities; uncertainty concerning reserve and resource estimates; uncertainty concerning estimates of results based on such reserve and resource estimates; risks relating to completing metallurgical testing; uncertainty of future feasibility study results; risks relating to cost increases for capital and operating costs including the cost of power; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; and risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Uncertainty of Forward Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K, as filed on March 16, 2010, and Quarterly Report on Form 10-Q, as filed on August 6, 2010, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185.